UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        ANNALY MORTGAGE MANAGEMENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Maryland                                   22-3479661
               --------                                   ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


1211 Avenue of the Americas, Suite 2902, New York, New York         10036
-----------------------------------------------------------         -----
          (Address of principal executive offices)                (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of Each Class to be so Registered:         Name of Each Exchange on which
                                                 Each Class is to be Registered:

   7.875% Series A Cumulative Redeemable
Preferred Stock, Par Value $0.01 Per Share.        New York Stock Exchange.
-------------------------------------------        ------------------------


Securities Act registration statement file number
to which this form relates:                               333-105987.
                                                          -----------

Securities to be registered pursuant to Section 12 (g) of the Act:   None.
                                                                     -----

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information required by this Item 1 is set forth under the caption "Description of the Series A Preferred Stock" in the Registrant's prospectus supplement dated March 31, 2004, to the prospectus, dated June 25, 2003, included as part of the Registration Statement on Form S-3 (File No.
333-105987), of the Registrant, filed with the Securities and Exchange Commission on June 10, 2003. The prospectus supplement is hereby incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS.

         The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       ANNALY MORTGAGE MANAGEMENT, INC.

                                       By: /s/ Michael A.J. Farrell
                                          ------------------------------------
                                          Michael A.J. Farrell
                                          Chairman of the Board, Chief Executive
                                          Officer and President

Date:  March 31, 2004

                                  EXHIBIT INDEX

Exhibit Number                      Description

      3.1 Articles of Amendment and Restatement of the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-11 (Registration No. 333-32913) filed with the Securities and Exchange Commission on August 5, 1997).

      3.2 Articles of Amendment of the Articles of Incorporation of the Registrant (incorporated to Exhibit 3.1 of the Registrant's Registration Statement on Form S-3 (Registration Statement 333-74618) filed with the Securities and Exchange Commission on June 12, 2002).

      3.3 Form of Articles Supplementary designating the Company's 7.875% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share.

      4.1 Specimen certificate representing the 7.875% Series A Cumulative Redeemable Preferred Stock.